Exhibit 99.2

Press Release

SOURCE:  ShopKo Stores, Inc.

ShopKo Announces Strategic Initiatives to Enhance
Financial Performance

GREEN BAY, Wis., Jan. 31 /PRNewswire/ -- ShopKo Stores,
Inc. (NYSE: SKO), today announced that its board of directors approved a strategic reorganization plan.
Under the plan, 23 ShopKo stores and the company's distribution center in Quincy, Ill. will be closed.
The company's corporate structure will be downsized with the reduction of approximately 2,500 employees, including 136 people at the company's corporate headquarters in Green Bay, Wis. The reorganization will result in a one-time pre tax charge to fourth quarter earnings of approximately $125 million, or approximately $76 million after tax, or $2.65 per share.

"This is the culmination of the review launched in November to re-engineer our capital structure and review the asset base," said William J. Podany, chairman, president and chief executive officer of ShopKo Stores, Inc. "When completed, the financing agreement announced last week and these actions position ShopKo well for what has become a challenging retailing environment. Although difficult for everyone involved, improving the productivity of assets and reducing debt is necessary for the ongoing vitality of the company and its employees."

Store and DC Closings

Twenty-three ShopKo stores in Illinois, Indiana, Iowa,
Kansas, Kentucky, Missouri and Nebraska will be closed.
(A detailed list of locations follows this news release.)

ShopKo's Quincy, Ill. distribution center serves a majority of the stores to be closed and will also be closing. Remaining traffic will be transferred to ShopKo's distribution center in Omaha, Neb.

Corporate Restructure

In connection with the strategic reorganization, the company's total workforce will be reduced by approximately 2,500 employees. These employees will be offered severance packages and outplacement services in accordance with the company's guidelines.

At ShopKo's corporate headquarters in Green Bay, Wis., the workforce will be reduced by 136 people, representing approximately 12 percent of the corporate workforce. In Omaha, Neb., Pamida's corporate workforce will be reduced by 41 people, representing approximately 10 percent of Pamida's corporate workforce.

Conference Call

ShopKo will hold a conference call at 10:30 a.m.
Central Standard Time Thursday, February 1, 2001, to discuss the reorganization and the 2001 financial outlook. The telephone number for individuals interested in listening to the call is 800-860-2442.
Ask for the ShopKo Stores, Inc. conference call.

The call will be rebroadcast at 5:00 p.m., February 1 -
6:00 a.m., February 2 and again at 5:00 p.m., February
2 - 6:00 a.m., February 3. (All times are CST.) The telephone number for the rebroadcast is 877-344-7529 or 412-858-1440. When prompted for an account number dial
570#, then dial 1 for the recorded conference. When prompted for the conference number, dial 220933#, then dial 1 to begin playback.

ShopKo Stores, Inc., a Fortune 500 company headquartered in Green Bay, Wis., operates 394 retail stores in 22 states, primarily in the Midwest, Western
Mountain and Pacific Northwest regions. Retail operations include 164 specialty discount stores operating under the ShopKo name in mid-sized and larger cities, and 230 Pamida discount stores in smaller, rural communities. For more information about ShopKo or Pamida visit our website at http://www.shopko.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financing, store closings, financial charges and financial performance.
Such statements are subject to important factors which could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in ShopKo's current Annual Report on Form 10-
K or as may be described from time to time in ShopKo's subsequent SEC filings and such factors are incorporated by reference.

               (List of stores follows)

Twenty-three ShopKo locations to close:

Illinois  (5)  Galesburg           888 South Lake Storey Road
               Macomb              1620 East Jackson
               Moline              2000 36th Avenue
               Pekin               3465 Court Street
               Rockford            5880 E. State Street
Indiana  (2)   Evansville          101 N. Green River Road
               Evansville          2500 North 1st Ave.
Iowa  (8)      Bettendorf          1431 Kimberly
               Cedar Rapids        5001 1st Avenue
               Cedar Rapids        3111 16th Avenue SW
               Clinton             1905 Lincolnway
               Coralville          2050 8th Street
               Keokuk              2323 Main St.
               Muscatine           501 West Bypass 61
               Spencer             901 11th Street Southwest
Kansas  (2)    Wichita             2057 N. Rock Road
               Wichita             350 S. Tracy Street
Kentucky  (1)  Paducah             5101 Hinkleville Road
Missouri  (3)  Hannibal            4417 McMasters
               Joplin              101 North Range Line Road
               Cape Girardeau      300 West Park Mall
Nebraska  (2)  Hastings            3202 Osborne Drive West
               Omaha               7402 North 30 Street